Exhibit 10.3.1

SERVICE AGREEMENT

THIS AGREEMENT is dated as of the 8th day of August 2001.

BETWEEN:

(1) First Ecom.com, Inc., a company formed under the laws of the State of Nevada, United States of America, and having its registered office at Suite 880, 50 West Liberty Street, Reno, Nevada, USA 89501 (the "Company"); and

(2) Kenneth G.C. Telford, whose address is Suite 2715 Sutton Court, Harbour City, Tsimshatsui, Kowloon, Hong Kong (the "Executive").

AGREED as follows:-

1.    Appointment

1.1 Subject to the terms of this agreement, the Company shall employ the Executive and the Executive shall serve the Company as its Chief Financial Officer from 1 September 2001 to 31 August 2002.

1.6 The duration of this agreement may be extended by the Company giving not less than 60 days prior notice to the Executive and on terms mutually agreed between the Company and the Executive, but such terms shall not be less favourable to the Executive than those in this agreement.

1.7 As from 1 September 2001, this agreement shall supersede any previous agreement relating to the employment of the Executive by the Company or its Affiliates. For the sake of clarity, all the Executive's rights, benefits and other entitlements accrued prior to 1 September 2001 under such previous agreement shall not be affected by this agreement. If there is any conflict or inconsistency between this agreement and any such previous agreement, this agreement shall prevail. However, the Company shall recognize and provide full credit for all of the Executive's period of service with the Company or its Affiliates commencing 1 July 2000 in relation to all rights, entitlements or benefits which are calculated with reference to the Executive's period of service with the Company or its Affiliates.

2.    Duties

2.1   During his employment the Executive shall:-

      (a) perform in Hong Kong, to the best of his ability and with all reasonable care, the duties and exercise the powers and functions which from time to time may reasonably be assigned to or vested in him by the Board in relation to the Company and any of its Affiliates;

      (b) during working hours devote the whole of his time and attention to his duties;


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      (c)   comply with all reasonable requests, instructions and regulations made by the Board and provide such explanations, information and assistance as to his activities or the business of the Company as the Board may reasonably require;

      (d) faithfully and loyally serve the Company to the best of his ability and use his utmost endeavours to promote its interests and those of its Affiliates; and

      (e) not be engaged or interested directly or indirectly in any other employment, trade, business, profession or occupation unless such activities have been disclosed to the Board and do not breach any of the provisions in this agreement.

2.2 The Executive shall generally be in the office or undertaking Company business during normal office hours. The Executive shall also work such further hours (without any additional remuneration) as may be necessary for the proper performance of his duties.

3.    Remuneration and Benefits

3.8   Basic Remuneration

      As remuneration for the Executive's services, the Company shall pay to the Executive a Basic Remuneration of HK$75,000 per month payable in arrears on or before the last day of each calendar month (or if that day is not a Business Day, on the next preceding Business Day). The Board shall have complete discretion whether to grant any increase and any increase so granted shall take effect from such date as the Board may specify.

3.9   Housing

      The Company may at the request of the Executive pay a portion of the Executive's Basic Remuneration by way of rental reimbursement. Any amounts paid by the Company for such rental reimbursement shall be credited against or deducted from the Basic Remuneration.

3.10  Year-End Payment

      The Company shall pay to the Executive one months' Basic Remuneration per calendar year of service as a year-end payment ("Year-End Payment"). If the Executive does not serve the Company for the whole of any particular year, the Executive shall be entitled to a rateable proportion of the Year-End Payment, unless this agreement is terminated by the Executive, or by the Company in accordance with Clause 9.1.

3.11  End of Contract Payment

      Provided that neither the Executive has terminated this agreement nor the Company has terminated this agreement pursuant to Clause 9.1, in either case on or before 31 August 2002, and this agreement is not extended, the Company shall pay to the Executive three months' Basic Remuneration on termination of this agreement as end of contract payment.

3.12  Tickets

      Upon termination of this agreement, the Company shall forthwith provide the Executive with two (2) business class airline tickets for return travel from Hong Kong to any destination in North America chosen by the Executive or at the option of the Executive, the Company shall pay to the Executive cash in lieu of one or both of such tickets.

      For the sake of greater clarity, the Executive's entitlement under this Clause 3.5 shall be in addition to any similar entitlement under any previous service agreement entered with the Company.


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4.    Expenses

4.1 The Company shall reimburse the Executive for all reasonable travel, hotel, entertainment and other expenses properly incurred by him in the performance of his duties and properly claimed. The Executive shall provide such evidence of expenditures as the Company may reasonably require.

5.    Holidays

5.2 In addition to the normal public holiday in Hong Kong, the Executive shall be entitled to 15 Business Days paid holiday during each calendar year (accruing pro rata during the year) to be taken at such time as will not adversely interfere with the Company's business and approved by the Board.

6.    Other Benefits

6.1 The Executive shall be entitled to paid sick leave, medical and other benefits in accordance with the laws of Hong Kong or enjoyed by other employees of the Company of a similar level of seniority as the Executive, whichever is the more favourable to the Executive.

7.    Directorships

7.1 The Executive shall not be entitled to any director's fees or other remuneration in respect of the Executive's appointment as a director or officer of the Company or any Affiliate.

8.    Confidential Information

8.1 During his employment the Executive shall not (except in the proper course of carrying out his duties to the Company) or at any time after his termination for any reason whatsoever disclose to any Person or, for himself or any other Person, otherwise make use of any Confidential Information or trade secrets relating to the Company or any of its Affiliates or any of its or their suppliers, agents, clients or customers and shall use his best efforts to prevent the unauthorised use or disclosure of any such information.

8.2 Without restricting the general nature of Clause 8.1, the Executive acknowledges that the Company and its Affiliates have certain proprietary interests and undertakes not, at any time (whether during his employment or at any time after its termination), to use or disclose for any unauthorised purpose, any confidential or secret information concerning any such matter.

8.3 Nothing in this agreement shall prohibit the disclosure by the Executive of information which:

      (i) the Executive is required to disclose by applicable law. The Executive shall consult with the Company so far as may be reasonably possible before making any such disclosure;

      (j)   was known to the Executive prior to it being disclosed;

      (k) is disclosed on a confidential basis to consultants or advisers of the Company or an Affiliate to assist that party in providing services for the Company or an Affiliate; or

      (I) is disclosed in proceedings taken by the Executive for the enforcement of any rights or remedies under this agreement.


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9.    Termination

9.7 Without prejudice to any remedy which it may have against the Executive for the breach of any of the provisions of this agreement, the Company may by notice to the Executive forthwith terminate this agreement if the Executive shall be guilty of any serious misconduct which entitles the Company or its Affiliate to terminate the Executive's employment summarily under the laws of Hong Kong.

9.8 The Executive may terminate this agreement upon providing to the Company 3 months prior written notice or payment of 3 months Basic Remuneration in lieu thereof.

9.9 If this agreement is terminated on or before 31 August 2002 otherwise than under circumstances which entitle the Company to summarily terminate this agreement under Clause 9.1, the Executive shall be entitled to be paid all Basic Remuneration and all other benefits calculated up to and including 31 August 2002 (upon the termination of this agreement), as agreed compensation and not penalty, as if this agreement had not been terminated on or before that date.

10.   Obligations Upon Termination of Agreement

10.1 Upon the termination of his employment for whatever reason the Executive shall:-

      (a) deliver up to the Company all property belonging to the Company or any of its Affiliates which may be in his possession or under his control, and (unless prevented by the owner) any papers and other property belonging to others which may be in his possession or under his control and which relate in any way to the business or affairs of the Company or any of its Affiliates or any supplier, agent or customer of the Company or any of its Affiliates, and he shall not, without the written consent of the Board, retain any copies of any such papers; and

      (b) not at any time represent himself still to be connected with the Company or any of its Affiliates.

11.   Effect of Termination of This Agreement

11.1 The expiry or termination of this agreement however arising shall not operate to affect any provisions which are expressed to operate or have effect after its termination or expiry and shall not prejudice the exercise of any right or remedy of either party accrued beforehand.

11.2 On the proper termination or expiry of this agreement, the Executive shall not have any claim against the Company for damages or compensation of any nature whatsoever, provided that the Company has complied with its obligations under this agreement.

12.   Protection of Goodwill

12.1 During his employment the Executive is likely to acquire Confidential Information belonging to the Company and its Affiliates and establish personal knowledge and influence with Persons dealing with the Company and its Affiliates. In these circumstances, and in order to protect the proprietary information and goodwill of the Company and the Affiliates, the Executive undertakes that he will be bound by the following restrictions.

12.2 The Executive shall not, without the prior written consent of the Board, for a period of 6 months after the termination for whatever reason of his employment under this agreement:

      (a) be engaged or interested in any capacity (whether as a director, shareholder, principal, partner, consultant, employee, independent contractor or otherwise) in any business whose activities directly compete with the business activities of the Company or with any Affiliate in Hong Kong or in their other places of business at the time of such termination;


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      (b)   either on his own behalf or on behalf of any other Person and whether directly or indirectly:

            (i) canvass, solicit or approach or cause to be canvassed or solicited or approached for orders for any services or goods supplied by the Company or any Affiliate, any Person who to the Executive's knowledge at the date of the termination of the Executive's employment was a client or customer of the Company or any Affiliate;

            (ii) solicit or entice or try to solicit or entice away or employ or try to employ any employee from the Company or any Affiliate with whom the Executive had contact at any time during the last year of his employment; or

            (iii) interfere or seek to interfere with the continued supply to the Company or any Affiliate (or the terms relating to such supplies) of any goods or services from or otherwise deal with any suppliers who to the Executive's knowledge supplied goods or services to the Company or any Affiliate at any time during the last year of his employment.

12.3 Whilst each of the restrictions in this Clause are considered by the parties to be reasonable in all the circumstances and are necessary to protect the legitimate interests of the Company and its Affiliates, it is agreed and declared that if any one or more of such restrictions shall be judged to be void as going beyond what is reasonable in all the circumstances for the protection of the legitimate interests of the Company or any Affiliate but would be valid if words were deleted from it or the period of it reduced in scope the restrictions shall be deemed to apply with such modifications as may be necessary to make them valid and effective and any such modification shall not affect the validity of any other restriction.

12.4 Nothing in this agreement shall prevent the Executive from being the holder for investment of securities which do not exceed 5% in nominal value of any class of securities quoted on an officially recognised stock exchange.

13.   Entire Agreement and Severability

13.1 This agreement constitutes the entire agreement between the parties concerning the employment described in it and both the Company and the Executive acknowledge that they have not entered into this agreement in reliance wholly or partly on any statement or representation made to either of them by or on behalf of the other except as set out in this agreement. No variation or addition to this agreement and no waiver of any provision of it shall be valid unless in writing signed by or on behalf of both parties. The headings of these provisions are for convenience of reference only and have no effect on their interpretation.

13.2 The provisions of this agreement are severable and if any provision is held to be invalid or unenforceable by a court of competent jurisdiction then such invalidity or unenforceability shall not affect the remaining provisions of this agreement.

14.   Notices

14.1 Any notice to be given under this agreement shall be in writing. Notice to the Executive shall be sufficiently served by being delivered personally to him or sent by pre-paid post (or air courier if sent internationally), addressed to him at his usual or last known place of abode. Notice to the Company shall be sufficiently served by being delivered to or sent by such post (or air courier if sent internationally), to the Company's address set out on the first page of this agreement or such other address as the Company may have given to the Executive by notice.

15.   Definitions

15.1  In this agreement:

      "Affiliate"                     means any holding company of the Company
                                      and any corporation which, from time to
                                      time, is a subsidiary (as defined by the Companies Ordinance of Hong Kong) or


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                                      Associated Company of the Company or any
                                      holding company of the Company in any part of the world;

      "Associated Company"            means any corporation in which the Company
                                      or any holding company of the Company
                                      holds, owns or controls (directly or
                                      through other Persons) 20% or more of its issued share capital;

      "Basic Remuneration"            means the basic remuneration of HK$75,000
                                      per month referred to in Clause 3.1, as
                                      the same may be increased by the Board
                                      from time to time;

      "Board" means the board of directors of the Company or any Person authorised by it;

      "Business Day"                  means a day on which banks are open for
                                      business in Hong Kong, excluding Saturdays and Sundays;

      "Confidential Information"      of a Person means information of any
                                      nature concerning that Person or its
                                      business which is not publicly known,
                                      including any compilation which is not
                                      publicly available of items of public
                                      information and further includes (without limitation) such information concerning the business, finances, ownership, trade connections and know how of the Person, but excluding information which:

                                      (i)   is publicly known at the time of
                                            disclosure;

                                      (ii)  after disclosure becomes publicly
                                            known other than as a result of a
                                            breach of a confidentiality
                                            obligation;

                                      (iii) can be shown to have been developed
                                            independently by the recipient
                                            before disclosure of the
                                            information;

                                      (vi)  can be shown was made available to
                                            the recipient by some other Person
                                            who had a right to do so and who has
                                            not imposed on the recipient any
                                            obligation of confidentiality or
                                            restricted use;

      "Hong Kong"                     means the Hong Kong Special Administrative
                                      Region, People's Republic of China;

      "Person" includes any natural person, corporation (state, federal, municipal or otherwise), unincorporated association (including partnership) and any form of governmental body or authority or other entity or body of any nature whatsoever in each case in any part of the world; and

      "Year-End Payment"              has the meaning defined in Clause 3.3.

17.   Governing Law

17.1 This agreement shall be governed by and interpreted according to the laws of Hong Kong and the parties submit to the non exclusive jurisdiction of the Hong Kong Courts.

AS WITNESS the Executive and the duly authorised representative of the Company have set their hands the day and year first above written


SIGNED by Gregory Michael Pek           )
for and on behalf of                    )


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First Ecom.com, Inc.                    )                SIGNED
in the presence of:-                    )


SIGNED by Kenneth G.C. Telford          )
in the presence of:-                    )                SIGNED


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